UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026 (November 10, 2026)

Emerson Electric Co.
(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8027 Forsyth Blvd., St. Louis, Missouri 63105
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
NYSE Texas
2.000% Notes due 2029	EMR 29	New York Stock Exchange
3.000% Notes due 2031	EMR 31A	New York Stock Exchange
3.500% Notes due 2037	EMR 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 10, 2026, Emerson Electric Co. (the “Company”) entered into a pricing agreement (the “Pricing Agreement”) dated November 10, 2026 (incorporating the Underwriting Agreement Standard Provisions dated November 10, 2026 (the “Standard Provisions”)) with J.P. Morgan Securities plc, Citigroup Global Markets Limited, Merrill Lynch International and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (together, the “Underwriters”), in connection with the public offering of €750,000,000 aggregate principal amount of the Company’s 4.000% Notes due 2032 (the “Notes”).  The Notes are being sold to the Underwriters at an issue price of 99.264% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.639% of the principal amount thereof.  The closing of the transaction is subject to customary closing conditions and is expected to occur on November 13, 2026.  The Company is in the process of applying to list the Notes on the New York Stock Exchange.

The Notes are expected to be issued on November 13, 2026, pursuant to an indenture dated as of December 10, 1998 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association as successor to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture to be dated as of November 13, 2026 (the “Fourth Supplemental Indenture”) between the Company and the Trustee.  Pursuant to an Agency Agreement to be dated as of November 13, 2026 (the “Agency Agreement”) relating to the Notes, the Company will appoint U.S. Bank Europe DAC, UK Branch to act as paying agent for the Notes and U.S. Bank Trust Company, National Association to act as registrar and transfer agent for the Notes.

The Notes are being offered and sold pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-299935), filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2026. The Company has filed with the SEC a prospectus supplement, dated November 10, 2026, together with the accompanying prospectus, dated November 9, 2026, related to the offering and sale of the Notes.  This Current Report on Form 8‑K adds exhibits to that Registration Statement. This Current Report is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The Company expects the net proceeds from the sale of the Notes to be approximately €744.5 million (or approximately $830.4 million based upon a euro/U.S. dollar exchange rate as of November 6, 2026 of €1.00 = $1.1154, as published by the Board of Governors of the Federal Reserve System)), before deducting estimated expenses of the offering. The Company expects to use the net proceeds primarily to repay the Company’s commercial paper borrowings, and also for general corporate purposes.  The notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future unsecured and unsubordinated debt.

The Notes will bear interest at the rate of 4.000% per year. Interest on the Notes is payable on November 13 of each year, beginning on November 13, 2027. The Notes will mature on November 13, 2032. Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes.  The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The above description of the Standard Provisions, the Pricing Agreement and the Notes is qualified in its entirety by reference to the Standard Provisions, the Pricing Agreement, the Base Indenture, the Fourth Supplemental Indenture and the form of Notes, each of which is incorporated by reference into the Registration Statement. The Original Indenture was filed with the SEC as Exhibit 4(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1998. The Standard Provisions, the Pricing Agreement, the form of the Fourth Supplemental Indenture, the form of the Agency Agreement and the form of the Notes are attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 1.2, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement Standard Provisions dated November 10, 2026.
1.2
Pricing Agreement dated November 10, 2026, by and between Emerson Electric Co., J.P. Morgan Securities plc, Citigroup Global Markets Limited, Merrill Lynch International and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (included in Exhibit 1.1 above).

4.1	Form of Fourth Supplemental Indenture, to be dated as of November 13, 2026, by and between the Company and Computershare Trust Company, N.A., as trustee.
4.2
Form of Agency Agreement, to be dated as of November 13, 2026, by and among the Company, as issuer, U.S. Bank Europe DAC, UK Branch, as paying agent, U.S. Bank Trust Company, National Association, as registrar and transfer agent, and Computershare Trust Company, N.A., as trustee.

4.3	Form of 4.000% Notes due 2032 (included in Exhibit 4.1).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary